                         SECURITIES AND EXCHANGE COMMISSION

                               Washington, D.C. 20549

                                      FORM 8-K

     CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE
                                    ACT OF 1934

DATE OF REPORT      June 12, 1998


                                 -----------------


                                    YAHOO! INC.

               (Exact name of registrant as specified in its charter)

                                      0-26822
                              (Commission File Number)

     California                         77-0398689
     (State or other jurisdiction of    (I.R.S. Employer Identification No.)
     incorporation or organization)


                              3420 Central Expressway
                           Santa Clara, California 95051
              (Address of principal executive offices, with zip code)


                                   (408) 731-3300
                (Registrant's telephone number, including area code)


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ITEM 2.        ACQUISITION OR DISPOSITION OF ASSETS.

               On June 4, 1998, Yahoo! Inc., a California corporation ("Yahoo!"), entered into an Agreement and Plan of Merger ("Agreement") by and among Yahoo!, XY Acquisition Corporation, a wholly-owned subsidiary of Yahoo!, and Viaweb Inc., a Delaware corporation ("Viaweb"). Pursuant to the Agreement, on June 10, 1998 all outstanding shares of Viaweb capital stock were converted into 393,591 shares of capital stock and options to purchase Viaweb capital stock were converted into options to purchase 61,126 shares of Yahoo! Common Stock.

               Yahoo! will file a registration statement on Form S-3 with the Securities and Exchange Commission, dated June 12, 1998, to permit the resale of the outstanding shares issued in the Merger. Yahoo! also has filed a registration statement on Form S-8 with the Securities and Exchange Commission with respect to the issuance of shares upon exercise of options assumed in the Merger.

               Under the terms of the Agreement and a related Escrow Agreement dated June 10, 1998, a total of 62,673 shares of Yahoo!'s Common Stock and options to purchase 5,537 shares of Yahoo! Common Stock will be held in escrow for the purpose of indemnifying Yahoo! against certain liabilities of Viaweb. Such escrow will terminate on December 9, 1999.

          This transaction was originally reported voluntarily under Item 5 (Other Events) of Form 8-K, dated June 8, 1998.

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ITEM 5         OTHER EVENTS

    The following risk factors are included for informational purposes and are hereby incorporated by reference in the Company's Registration Statements on Form S-3 and S-8 that will be filed with the Securities and Exchange
Commission:

                                  RISK FACTORS

    THESE RISK FACTORS CONTAIN FORWARD-LOOKING STATEMENTS WITHIN THE MEANING OF SECTION 27A OF THE SECURITIES ACT OF 1933 AND SECTION 21E OF THE SECURITIES EXCHANGE ACT OF 1934, INCLUDING, WITHOUT LIMITATION, STATEMENTS REGARDING THE COMPANY'S EXPECTATIONS, BELIEFS, INTENTIONS OR FUTURE STRATEGIES. ALL FORWARD-LOOKING STATEMENTS INCLUDED IN THIS DOCUMENT ARE BASED ON INFORMATION AVAILABLE TO THE COMPANY ON THE DATE HEREOF, AND THE COMPANY ASSUMES NO OBLIGATION TO UPDATE ANY SUCH FORWARD-LOOKING STATEMENTS. ACTUAL RESULTS COULD DIFFER MATERIALLY FROM THOSE PROJECTED IN THE FORWARD-LOOKING STATEMENTS AS A RESULT OF THE RISK FACTORS SET FORTH BELOW.

LIMITED OPERATING HISTORY; ANTICIPATED LOSSES

    The Company was incorporated in March 1995 and did not commence generating advertising revenues until August 1995. Accordingly, the Company has a limited operating history upon which an evaluation of the Company can be based, and its prospects are subject to the risks, expenses and uncertainties frequently encountered by companies in the new and rapidly evolving markets for Internet products and services, including the Web-based advertising market. Specifically, such risks include, without limitation, the failure to continue to develop and extend the Yahoo! brand, the failure to develop new media properties, the inability of the Company to maintain and increase the levels of traffic on Yahoo! properties, the development or acquisition of equal or superior services or products by competitors, the failure of the market to adopt the Web as an advertising medium, the failure to successfully sell Web-based advertising through the Company's recently developed internal sales force, potential reductions in market prices for Web-based advertising as a result of competition or other factors, the failure of the Company to effectively generate commerce-related revenues through sponsored services and placements in Yahoo! properties, the inability of the Company to effectively integrate the technology and operations of any other acquired businesses or technologies with its operations, such as the recent acquisition of Viaweb Inc., the failure of the Company to successfully develop and offer personalized Web-based services, such as e-mail services, to consumers without errors or interruptions in service, and the inability to continue to identify, attract, retain and motivate qualified personnel. There can be no assurance that the Company will be successful in addressing such risks. As of March 31, 1998, the Company had an accumulated deficit of $23,686,000. The limited operating history of the Company and the uncertain nature of the markets addressed by the Company make the prediction of future results of operations difficult or impossible and, therefore, the recent revenue growth experienced by the Company should not be taken as indicative of the rate of revenue growth, if any, that can be expected in the future. The Company believes that period-to-period comparisons of its operating results are not meaningful and that the results for any period should not be relied upon as an indication of future performance. The Company currently expects to continue to significantly increase its operating expenses to expand its sales and marketing operations, to continue to develop and extend the Yahoo! brand, to fund greater levels of product development, to develop and commercialize additional media properties, and to acquire complementary businesses and technologies. As a result of these factors, there can be no assurance that the Company will not incur significant losses on a quarterly and annual basis.

    On June 10, 1998, the Company completed the acquisition of Viaweb Inc., a provider of software and services for hosting online stores, in exchange for 393,591 shares of the Company's Common Stock and assumption of options to purchase an aggregate of 61,126 shares of the Company's Common Stock. Based

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upon the closing price of the Company's Common Stock on June 5, 1998, the shares issued or issuable in the transaction had an aggregate value of approximately
$49 million. The Company anticipates that it will incur a one-time charge of approximately $45 million in the second quarter of 1998 for acquired in-process technology and expenses associated with the transaction. The remaining purchase price of approximately $4 million will be allocated to acquired technology and other intangible assets to be amortized over a three-year period. As a result of the expense to be incurred in the second quarter of 1998, the Company anticipates reporting a net loss for such quarter and for the year ending December 31, 1998.

FLUCTUATIONS IN QUARTERLY OPERATING RESULTS

    As a result of the Company's limited operating history, the Company does not have historical financial data for a significant number of periods on which to base planned operating expenses. The Company derives the majority of its revenues from the sale of advertisements under short-term contracts, which are difficult to forecast accurately. The Company's expense levels are based in part on its expectations concerning future revenue and, to a large extent, are fixed. Quarterly revenues and operating results depend substantially upon the advertising revenues received within the quarter, which are difficult to forecast accurately. Accordingly, the cancellation or deferral of a small number of advertising or sponsorship contracts could have a material adverse effect on the Company's business, results of operations, and financial condition. The Company may be unable to adjust spending in a timely manner to compensate for any unexpected revenue shortfall, and any significant shortfall in revenue in relation to the Company's expectations would have an immediate adverse effect on the Company's business, operating results, and financial condition. In addition, the Company plans to continue to significantly increase its operating expenses to expand its sales and marketing operations, to continue to develop and extend the Yahoo! brand, to fund greater levels of product development, and to develop and commercialize additional media properties. To the extent that such expenses precede or are not subsequently followed by increased revenues, the Company's business, operating results, and financial condition will be materially and adversely affected. As a result of these factors, there can be no assurance that the Company will not incur significant losses in the future.

    The Company's operating results may fluctuate significantly in the future as a result of a variety of factors, many of which are outside the Company's control. These factors include the level of usage of the Internet, demand for Internet advertising, the addition or loss of advertisers, the level of user traffic on Yahoo! and the Company's other online media properties, the advertising budgeting cycles of individual advertisers, the mix of types of advertising sold by the Company (such as the amount of targeted advertising, which generally has higher rates), sold as a percentage of total advertising sold, the amount and timing of capital expenditures and other costs relating to the expansion of the Company's operations, the introduction of new products or services by the Company or its competitors, pricing changes for Web-based advertising, the timing of initial set-up, engineering or development fees that may be paid in connection with larger advertising and distribution arrangements, technical difficulties with respect to the use of Yahoo! or other media properties developed by the Company, incurrence of costs relating to future acquisitions, general economic conditions, and economic conditions specific to the Internet and online media. As a strategic response to changes in the competitive environment, the Company may from time to time make certain pricing, service or marketing decisions, or business combinations that could have a material adverse effect on the Company's business, results of operations, and financial condition. Seasonality may affect the amount of customer advertising dollars placed with the Company in the first and third calendar quarters as advertisers historically spend less during these quarters. The Company also expects to experience seasonality in its business, with user traffic on Yahoo! and the Company's other online media properties being lower during the summer and year-end vacation and holiday periods, when usage of the Web and the Company's services typically experience slower growth or decline.

    A key element of the Company's strategy is to generate advertising revenues through sponsored services and placements by third parties in the Company's online media properties in addition to banner

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advertising. In connection with these arrangements, the Company may receive sponsorship fees as well as a portion of transaction revenues received by the third-party sponsor from users originated through the Yahoo! placement, in return for minimum levels of user impressions to be provided by the Company. To the extent implemented, these arrangements expose the Company to potentially significant financial risks, including the risk that the Company fails to deliver required minimum levels of user impressions or "click throughs" (in which case, these agreements typically provide for adjustments to the fees payable thereunder or "make good" periods), that third-party sponsors do not renew the agreements at the end of their term, that the arrangements do not generate anticipated levels of shared transaction revenue, or that sponsors default in the payment commitments in such agreements, which could result in the Company failing to achieve anticipated revenue from the sponsorship arrangements. In addition, because the Company has limited experience with these arrangements, the Company is unable to determine what effect such arrangements will have on gross margins and results of operations. Although transaction-based fees have not to date represented a material portion of the Company's net revenues, if and to the extent such revenues become significant, the foregoing factors could result in greater variations in the Company's quarterly operating results and could have a material adverse effect on the Company's business, results of operations, and financial condition.

    Due to all of the foregoing factors, in some future quarter the Company's operating results may fall below the expectations of securities analysts and investors. In such event, the trading price of the Company's Common Stock would likely be materially and adversely affected.

COMPETITION

    The market for Internet products and services is highly competitive and competition is expected to continue to increase significantly. There are no substantial barriers to entry in these markets, and the Company expects that competition will continue to intensify.

    MULTIPLE PROVIDERS OF COMPETITIVE SERVICE. The Company competes with many other providers of online navigation, information and community services. As the Company expands the scope of its Internet services, it will compete directly with a greater number of Internet sites and other media companies. Many companies offer competitive products or services addressing Web navigation services, including, among others, America Online Inc. (NetFind), C--NET, Inc. (Snap! Online), Digital Equipment Corporation (AltaVista), Excite, Inc. (including WebCrawler), Infoseek Corporation, Inktomi, Lycos, Inc. (including Tripod), Microsoft Corporation (Internet Start), Netscape Communications Corporation (Netcenter), and Wired Ventures, Inc. (hotbot). In addition, the Company competes with metasearch services and software applications, such as C--NET's search.com service, that allow a user to search the databases of several directories and catalogs simultaneously. The Company also competes indirectly with database vendors that offer information search and retrieval capabilities with their core database products. In addition, many large media companies have announced that they are contemplating Internet navigation services and are attempting to become "gateway" sites for Web users. For example, both Time Inc. and CBS have announced initiatives to develop Web services in order to have their Web sites become the starting point for users navigating the Web and C--NET recently announced that NBC has purchased an equity interest in C--NET's Snap! Online navigational service, and that C--NET and NBC will operate the service as a joint venture.

    A large number of Web sites and online services (including, among others, the Microsoft Network, AOL, Netscape (Netcenter), and other Web navigation companies such as Excite, Lycos, and Infoseek) also offer informational and community features, such as news, stock quotes, sports coverage, Yellow Pages and email listings, weather news, chat services, bulletin board listings and online store hosting services that are competitive with the services offered by the Company. For example, Netscape, which experiences high levels of traffic on its Web sites by virtue of default settings and buttons on its popular Web browser products, recently announced an initiative to significantly enhance its Netcenter service as a "gateway" Web site, which will involve commercial relationships between Netscape and certain of the

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Company's competitors. A number of companies, including HotMail (which was recently acquired by Microsoft) and WhoWhere?, offer Web-based email service similar to those offered by the Company, and such companies have and are expected to continue to provide such services in tandem with larger navigational sites and online services. AOL recently announced the acquisition of Mirabilis, a provider of "ICQ" instant Internet messaging software and services that compete with the Company's Yahoo! Pager offering, and the ICQ user base will provide AOL with an additional platform for distribution of AOL's other navigation, information and communications services that compete with those of the Company. Several companies, including large companies such as Microsoft and AOL and their affiliates, also are developing or currently offer online information services for local markets, which compete with the Company's regional Yahoo! online properties. As a result of the Company's recent acquisition of Viaweb, Inc., the Company also expects to face competition in the market for hosting online merchant stores. The Company also faces intense competition in international markets, including competition from U.S.-based competitors as well as media and online companies that are already well established in those foreign markets.

    CONSOLIDATION OF PRODUCTS OFFERED BY WEB BROWSERS AND OTHER INTERNET POINTS OF ENTRY. The Company also faces competition from providers of software and other Internet products and services that incorporate search and retrieval features into their offerings. For example, Web browsers offered by Netscape and Microsoft, which are the most widely used browsers, increasingly incorporate prominent search buttons and similar features, such as features based on "push" technologies, that direct search traffic to competing services, including those that may be developed or licensed by such parties, that could make it more difficult for Internet viewers to find and use the Company's products and services. Netscape recently announced an agreement with Excite under which Excite will be the most prominent navigational service within the Netcenter Website. In the future, Netscape and Microsoft and other browser suppliers may also more tightly integrate products and services similar to the Company's into their browsers or their browsers' pre-set home pages. In addition, entities that sponsor or maintain high-traffic Web sites or that provide an initial point of entry for Internet users, such as the Regional Bell Operating Companies or Internet Service Providers ("ISPs") such as Microsoft and AOL, currently offer and could further develop, acquire or license Internet search and navigation functions that compete with those offered by the Company and could take actions that make it more difficult for consumers to find and use Yahoo! services. For example, Microsoft recently announced that it will feature and promote Internet search engine services provided by Inktomi in the Microsoft Network and other Microsoft online properties, and offers personalized Web services through its Internet Start service. The Company expects that such search services may be tightly integrated into future versions of the Microsoft operating system, the Internet Explorer browser and other software applications, and that Microsoft will promote such services within the Microsoft Network or through other Microsoft affiliated end-user services such as MSNBC or WebTV Networks, Inc. Insofar as Microsoft's Internet navigational offerings may be more conveniently accessed by users than those of the Company, this may provide Microsoft with significant competitive advantages that could have a material adverse effect on the Company's business.

    COMPETITION FOR ADVERTISING EXPENDITURES. The Company also competes with online services, other Web site operators and advertising networks, as well as traditional offline media such as television, radio and print for a share of advertisers' total advertising budgets. The Company believes that the number of companies selling Web-based advertising and the available inventory of advertising space have increased substantially during recent periods. Accordingly, the Company may face increased pricing pressure for the sale of advertisements and reductions in the Company's advertising revenues.

    PRINCIPAL COMPETITIVE FACTORS. The Company believes that the principal competitive factors in its markets are brand recognition, ease of use, comprehensiveness, independence, quality and responsiveness of search results, the availability of high-quality, targeted content and focused value added products and services, quality and brand appeal, access to end users, and, with respect to advertisers and sponsors, the number of users, duration and frequency of visits and user demographics. Competition among current and

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future suppliers of Internet navigational and informational services, high-traffic Web sites and ISPs, as well as competition with other media for advertising placements, could result in significant price competition and reductions in advertising revenues. Additionally, the Company has faced and expects to continue to face competition with respect to the acquisition of strategic businesses and technologies. There can be no assurance that the Company will be able to compete successfully or that the competitive pressures faced by the Company will not have a material adverse effect on the Company's business, operating results, and financial condition.

    Many of the Company's existing competitors, as well as a number of potential new competitors, have significantly greater financial, technical, marketing and distribution resources. In addition, providers of Internet tools and services may be acquired by, receive investments from, or enter into other commercial relationships with larger, well-established and well-financed companies, such as Microsoft or AOL. For example, AOL is a significant shareholder of Excite, and a version of the Excite service (AOL NetFind) has been designated as the exclusive Internet search service for use by AOL's subscribers. In addition, well-established traditional media companies may acquire, invest or otherwise establish commercial relationships with the Company's competitors, such as NBC's recent investment in C--NET's Snap! Online service, and may use their substantial media resources to promote and enhance such competitor's services. Greater competition resulting from such relationships could have a material adverse effect on the Company's business, operating results and financial condition.

DEPENDENCE ON CONTINUED GROWTH IN USE OF THE INTERNET; TECHNOLOGICAL CHANGE

    The Company's future success is substantially dependent upon continued growth in the use of the Internet and the Web in order to support the sale of advertising on the Company's online media properties. There can be no assurance that communication or commerce over the Internet will become more widespread or that extensive content will continue to be provided over the Internet. The Internet may not prove to be a viable commercial marketplace for a number of reasons, including lack of acceptable security technologies, potentially inadequate development of the necessary infrastructure, such as a reliable network backbone, or timely development and commercialization of performance improvements, including high speed modems. In addition, to the extent that the Internet continues to experience significant growth in the number of users and level of use, there can be no assurance that the Internet infrastructure will continue to be able to support the demands placed upon it by such potential growth or that the performance or reliability of the Web will not be adversely affected by this continued growth. If use of the Internet does not continue to grow, or if the Internet infrastructure does not effectively support growth that may occur, the Company's business, operating results, and financial condition would be materially and adversely affected. The market for Internet products and services is characterized by rapid technological developments, evolving industry standards and customer demands, and frequent new product introductions and enhancements. These market characteristics are exacerbated by the emerging nature of this market and the fact that many companies are expected to introduce new Internet products and services in the near future. Failure of the Company to effectively adapt to technological developments could adversely affect the Company's business, operating results, and financial condition.

DEVELOPING MARKET; UNPROVEN ACCEPTANCE OF THE COMPANY'S PRODUCTS AND MEDIA
  PROPERTIES

    The markets for the Company's products and media properties have only recently begun to develop, are rapidly evolving, and are characterized by an increasing number of market entrants who have introduced or developed information navigation products and services for use on the Internet and the Web. As is typical in the case of a new and rapidly evolving industry, demand and market acceptance for recently introduced products and services are subject to a high level of uncertainty and risk. Because the market for the Company's products and media properties is new and evolving, it is difficult to predict the future growth rate, if any, and size of this market. There can be no assurance either that the market for the Company's products and media properties will continue to develop or that demand for the Company's

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products or media properties will be sustainable. If the market develops more slowly than expected or becomes saturated with competitors, or if the Company's products and media properties do not sustain market acceptance, the Company's business, operating results, and financial condition will be materially and adversely affected.

RISKS ASSOCIATED WITH BRAND DEVELOPMENT

    The Company believes that establishing and maintaining the Yahoo! brand is a critical aspect of its efforts to attract and expand its user and advertiser base and that the importance of brand recognition will increase due to the growing number of Internet sites and the relatively low barriers to entry. Promotion and enhancement of the Yahoo! brand will depend largely on the Company's success in providing high-quality products and services, which success cannot be assured. In order to attract and retain Internet users and to promote and maintain the Yahoo! brand in response to competitive pressures, the Company may find it necessary to increase substantially its financial commitment to creating and maintaining a distinct brand loyalty among consumers. If the Company is unable to provide high-quality products and services or otherwise fails to promote and maintain its brand, or if the Company incurs excessive expenses in an attempt to improve its products and services or promote and maintain its brand, the Company's business, operating results, and financial condition will be materially and adversely affected.

RELIANCE ON ADVERTISING REVENUES AND UNCERTAIN ADOPTION OF THE WEB AS AN
  ADVERTISING MEDIUM

    The Company derives substantially all of its revenues from the sale of advertisements on its Web pages under short-term contracts. Most of the Company's advertising customers have only limited experience with the Web as an advertising medium, have not devoted a significant portion of their advertising expenditures to Web-based advertising, and may not find such advertising to be effective for promoting their products and services relative to traditional print and broadcast media. The Company's ability to generate significant advertising revenues will depend upon, among other things, advertisers' acceptance of the Web as an effective and sustainable advertising medium, the development of a large base of users of the Company's services possessing demographic characteristics attractive to advertisers, and the ability of the Company to continue to develop and update effective advertising delivery and measurement systems. No standards have yet been widely accepted for the measurement of the effectiveness of Web-based advertising, and there can be no assurance that such standards will develop sufficiently to support Web-based advertising as a significant advertising medium. In addition, there can be no assurance that the advertisers will determine that banner advertising, which comprises the majority of the Company's revenues, is an effective advertising medium, and there can be no assurance that the Company will effectively transition to any other forms of Web-based advertising, should they develop. Certain advertising filter software programs are available that limit or remove advertising from an Internet user's desktop. Such software, if generally adopted by users, may have a materially adverse effect upon the viability of advertising on the Internet. There also can be no assurance that the Company's advertising customers will accept the internal and third-party measurements of impressions received by advertisements on Yahoo! and the Company's online media properties, or that such measurements will not contain errors. The Company relies primarily on its internal advertising sales force for domestic advertising sales, which involves additional risks and uncertainties, including (among others) risks associated with the recruitment, retention, management, training, and motivation of sales personnel. As a result of these factors, there can be no assurance that the Company will sustain or increase current advertising sales levels. Failure to do so will have a material adverse effect on the Company's business, operating results, and financial position.

SUBSTANTIAL DEPENDENCE UPON THIRD PARTIES

    The Company depends substantially upon third parties for several critical elements of its business including, among others, technology and infrastructure, content development, and distribution activities.

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    TECHNOLOGY AND INFRASTRUCTURE.  In May 1998, the Company and Inktomi entered into an agreement under which Inktomi will provide text-based Web search results to complement the Company's directory and navigational guide. The Inktomi service is expected to be integrated during the third quarter of 1998. The Company will depend substantially upon ongoing maintenance and technical support from Inktomi to ensure accurate and rapid presentation of such search results to the Company's customers. Any termination of the agreement with Inktomi or Inktomi's failure to renew such agreement upon expiration could result in substantial additional costs to the Company in developing or licensing replacement technology, and could result in a loss of levels of use of the Company's navigational services. The Company also relies principally on a private third-party provider, Frontier GlobalCenter, Inc. ("GlobalCenter"), for the Company's principal Internet connections. Additionally, email service Internet connections are provided by GTE. Any disruption in the Internet access provided by these third-party providers or any failure of these third-party providers to handle current or higher volumes of use could have a material adverse effect on the Company's business, operating results, and financial condition. The Company also licenses technology and related databases from third parties for certain elements of Yahoo! properties, including, among others, technology underlying news, stock quotes and current financial information, chat services, street mapping, telephone listings, and similar services. The Company has experienced and expects to continue to experience interruptions and delays in service and availability for such elements, such as recent interruptions in the Company's stock quote services. Any errors, failures, or delays experienced in connection with these third-party technologies and information services could negatively impact the Company's relationship with users and adversely affect the Company's brand and its business, and could expose the Company to liabilities to third parties.

    CONTENT DEVELOPMENT. A key element of the Company's strategy involves the implementation of Yahoo!-branded media properties targeted for interest areas, demographic groups, and geographic areas. In these efforts, the Company has relied and will continue to rely substantially on content development and localization efforts of third parties. For example, the Company has entered into an agreement with Ziff-Davis pursuant to which Ziff-Davis publishes an online publication and a print magazine under the Yahoo! brand. The Company also expects to rely substantially on third-party affiliates, including SOFTBANK in Japan and Korea, and Rogers Communications ("Rogers") in Canada, to localize, maintain, and promote these services and to sell advertising in local markets. There can be no assurance that the Company's current or future third-party affiliates will effectively implement these properties, or that their efforts will result in significant revenue to the Company. Any failure of these parties to develop and maintain high-quality and successful media properties also could result in unfavorable dilution to the Yahoo! brand. Certain of these arrangements also require the Company to integrate third parties' content with the Company's services, which can require the dedication of resources and significant programming and design efforts to accomplish. In addition, the Company has granted exclusivity provisions to certain third parties, and may in the future grant additional exclusivity provisions. Such exclusivity provisions may have the effect of preventing the Company, for the duration of such exclusivity arrangements, from accepting advertising or sponsorship arrangements within a particular subject matter with respect to portions of the Company's network of media properties, which could have an adverse effect on the Company.

    DISTRIBUTION RELATIONSHIPS. In order to create traffic for the Company's online properties and make them more attractive to advertisers and consumers, the Company has entered into certain distribution agreements and informal relationships with leading Web browser providers (Microsoft and Netscape), operators of online networks and leading Web sites, and computer manufacturers, such as Compaq Computer and Gateway 2000. The Company believes these arrangements are important to the promotion of the Company's online media properties, particularly among new Web users who may first access the Web through these browsers, services, Web sites, or computers. The Company's business relationships with these companies consist of arrangements for the positioning of access to Yahoo! properties on Web browsers and cooperative marketing programs and licenses to include Yahoo! in online networks or services offered by these parties, which are intended to increase the use and visibility of Yahoo!. These distribution arrangements typically are not exclusive, and may be terminated upon little or no notice. Third

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parties that provide distribution channels for the Company may also assess fees or otherwise impose additional conditions on the listing of Yahoo! or other online properties of the Company. Any such event could have a material adverse effect on the Company's business, results of operations, and financial condition.

    The Company recently announced a co-branding and distribution arrangement with MCI under which the Company will provide a Web-based online service in conjunction with dial-up Internet access provided by MCI. In this arrangement, the Company will depend substantially upon MCI for, among other things, effective marketing and promotion efforts and the provision of competitive Internet access service to customers. Any failure by MCI in these respects could materially impair the benefits received by the Company from this arrangement, and could negatively affect the Yahoo! brand.

ENHANCEMENT OF YAHOO! PROPERTIES AND DEVELOPMENT OF NEW PROPERTIES

    To remain competitive, the Company must continue to enhance and improve the functionality, features, and content of the Yahoo! main site, as well as the Company's other branded media properties. There can be no assurance that the Company will be able to successfully maintain competitive user response times or implement new features and functions, such as new search capabilities, greater levels of user personalization, simplified searching from the Web browser, real-time chat and Internet paging, localized content filter and information delivery through "push" or other methods, which will involve the development of increasingly complex technologies. The Company also expects that personalized information services, such as the Company's recently launched Web-based email service, will require significantly greater expenses associated with, among other things, increased server capacity and equipment and requirements for additional customer support personnel and systems. To the extent such additional expenses are not offset by additional revenues from such personalized services, the Company's financial results will be adversely affected.

    The Company's future success also depends in part upon the timely processing of Web site listings submitted by users and Web content providers, which have increased substantially in recent periods. The Company has from time to time experienced significant delays in the processing of submissions, and further delays could have a material adverse effect on the Company's goodwill among Web users and content providers, and on the Company's business.

    A key element of the Company's business strategy is the development and introduction of new Yahoo!-branded online properties targeted for specific interest areas, user groups with particular demographic characteristics, and geographic areas. There can be no assurance that the Company will be successful in developing, introducing, and marketing such products or media properties or that such products and media properties will achieve market acceptance, enhance the Company's brand name recognition, or increase traffic on Yahoo!'s online properties. Furthermore, enhancements of or improvements to Yahoo! or new media properties may contain undetected errors that require significant design modifications, resulting in a loss of customer confidence and user support and a decrease in the value of the Company's brand name recognition. The Company's ability to successfully develop additional targeted media properties depends substantially on use of Yahoo! to promote such properties. If use of Yahoo! fails to continue to grow, the Company's ability to establish other targeted properties would be adversely affected. Any failure of the Company to effectively develop and introduce these properties, or failure of such properties to achieve market acceptance, could adversely affect the Company's business, results of operations, and financial condition.

INVESTMENTS IN AFFILIATES

    The Company has made equity investments in affiliated companies that are involved in the commercialization of Yahoo!-branded online properties, such as versions of Yahoo! localized for foreign markets. The Company currently intends to continue to make significant additional investments in such companies from time to time in the future, as well as other companies involved in the development of technologies or services that are complementary or related to the Company's business, such as the December 1997 investments in GeoCities and AudioNet. These affiliated companies typically are in an early stage of development and may be expected to incur substantial losses. As a result, the Company has recorded and expects to continue to record a share of the losses in such affiliates attributable to the Company's ownership, which losses have had and will continue to have an adverse effect on the Company's results of operations. Furthermore, there can be no assurance that any investments in such companies will result in any return, nor can there be any assurance as to the timing of any such return, or that the Company will not lose its entire investment.

MANAGEMENT OF POTENTIAL GROWTH AND INTEGRATION OF ACQUISITIONS

    The Company's recent growth has placed, and is expected to continue to place, a significant strain on its managerial, operational, and financial resources. To manage its potential growth, the Company must continue to implement and improve its operational and financial systems and to expand, train, and manage its employee base. The process of managing advertising within large, high traffic Web sites such as those in the Yahoo! network is an increasingly important and complex task. The Company relies on both internal and licensed third-party advertising inventory management and analysis systems. To the extent that any extended failure of the Company's advertising management system results in incorrect advertising insertions, the Company may be exposed to "make good" obligations with its advertising customers, which, by displacing advertising inventory, could defer advertising revenues and thereby have a material adverse effect on the Company's business, operating results, and financial condition. Failure of the Company's advertising management systems to effectively track and provide accurate and timely reports on advertising results also could negatively affect the Company's relationships with advertisers and thereby have an adverse effect on the Company's business. There can be no assurance that the Company's systems, procedures, or controls will be adequate to support the Company's operations or that Company management will be able to achieve the rapid execution necessary to fully exploit the Company's market opportunity. Any inability to effectively manage growth, if any, could have a material adverse effect on the Company's business, operating results, and financial condition.

    As part of its business strategy, the Company has completed and expects to enter into additional business combinations and acquisitions, such as the October 1997 acquisition of Four11 and the June 1998 acquisition of Viaweb. Acquisition transactions are accompanied by a number of risks, including, among other things, the difficulty of assimilating the operations and personnel of the acquired companies, the potential disruption of the Company's ongoing business, the inability of management to maximize the financial and strategic position of the Company through the successful incorporation of acquired technology or content and rights into the Company's products and media properties, expenses associated with the transactions, additional expenses associated with amortization of acquired intangible assets, the maintenance of uniform standards, controls, procedures and policies, the impairment of relationships with employees and customers as a result of any integration of new management personnel, and the potential unknown liabilities associated with acquired businesses. There can be no assurance that the Company would be successful in addressing these risks or any other problems encountered in connection with such acquisitions.

RISK OF CAPACITY CONSTRAINTS AND SYSTEMS FAILURES

    The Company is dependent on its ability to effectively serve a high volume of use of its online media properties. Accordingly, the performance of the Company's online media properties is critical to the Company's reputation, its ability to attract advertisers to the Company's Web sites, and to achieve market acceptance of these products and media properties. Any system failure that causes an interruption or an increase in response time of the Company's products and media properties could result in less traffic to the Company's Web sites and, if sustained or repeated, could reduce the attractiveness of the Company's products and media properties to advertisers and licensees. An increase in the volume of queries conducted through the Company's products and media properties could strain the capacity of the software or hardware deployed by the Company, which could lead to slower response time or system failures, and adversely affect the number of impressions received by advertisers and thus the Company's advertising revenues. In addition, as the number of Web pages and users increase, there can be no assurance that the Company's products and media properties and infrastructure will be able to scale accordingly. The Company also faces technical challenges associated with higher levels of personalization and localization of content delivered to users of its services, which adds strain to the Company's development and operational resources. For example, personalized information services, such as Web-based email services, involve increasingly complex technical and operational challenges, and there can be no assurance that the Company will successfully implement and scale such services to the extent required by any growth in the number of users of such services, or that the failure to do so will not materially and adversely affect the goodwill of users of these services, or negatively affect the Company's brand and reputation. The Company is also dependent upon Web browsers and Internet and online service providers for access to its products and media properties. In particular, a private third-party provider, GlobalCenter, provides the Company's principal Internet connections. In the past, users have occasionally experienced difficulties due to system failures, including failures unrelated to the Company's systems. Additionally, Internet connections for the Company's Web-based email services are provided by GTE. Any disruption in the Internet access provided by these third-party providers or any failure of these third-party providers to handle higher volumes of user traffic could have a material adverse effect on the Company's business, operating results, and financial condition. Furthermore, the Company is dependent on hardware suppliers for prompt delivery, installation, and service of servers and other equipment used to deliver the Company's products and services.

    The Company's operations are susceptible to outages due to fire, floods, power loss, telecommunications failures, break-ins, and similar events. In addition, substantially all of the Company's network infrastructure is located in Northern California, an area susceptible to earthquakes, which also could cause system outages or failures. The Company does not presently have multiple site capacity in the event of any such occurrence. Despite the implementation of network security measures by the Company, its servers are vulnerable to computer viruses, break-ins, and similar disruptions from unauthorized tampering with the Company's computer systems. The Company does not carry sufficient business interruption insurance to compensate the Company for losses that may occur as a result of any of these events. Such events could have a material adverse effect on the Company's business, operating results, and financial condition.

TRADEMARKS AND PROPRIETARY RIGHTS

    The Company regards its copyrights, trademarks, trade dress, trade secrets, and similar intellectual property as critical to its success, and the Company relies upon trademark and copyright law, trade secret protection and confidentiality and/or license agreements with its employees, customers, partners and others to protect its proprietary rights. The Company pursues the registration of its trademarks in the United States and internationally, and has applied for and obtained the registration for certain of its trademarks, including "Yahoo!" and "Yahooligans!". Effective trademark, copyright, and trade secret protection may not be available in every country in which the Company's products and media properties are distributed or made available through the Internet. The Company has licensed in the past, and it expects that it may license in the future, elements of its distinctive trademarks, trade dress, and similar proprietary rights to third parties, including in connection with branded mirror sites of Yahoo!, and other media properties and merchandise that may be controlled operationally by third parties. While the Company attempts to ensure that the quality of its brand is maintained by such licensees, no assurances can be given that such licensees will not take actions that could materially and adversely affect the value of the Company's proprietary rights or the reputation of its products and media properties, either of which could have a material adverse effect on the Company's business. Also, the Company is aware that third parties have from time to time copied significant portions of Yahoo! directory listings for use in competitive Internet navigational tools and services, and there can be no assurance that the distinctive elements of Yahoo! will be protectible under copyright law. There can be no assurance that the steps taken by the Company to protect its proprietary rights will be adequate or that third parties will not infringe or misappropriate the Company's copyrights, trademarks, trade dress, and similar proprietary rights. In addition, there can be no assurance that other parties will not assert infringement claims against the Company.

    Many parties are actively developing search, indexing, and related Web technologies at the present time. The Company believes that such parties have taken and will continue to take steps to protect these technologies, including seeking patent protection. As a result, the Company believes that disputes regarding the ownership of such technologies are likely to arise in the future. For example, the Company is aware that a number of patents have been issued in the areas of electronic commerce and Web-based information indexing and retrieval (including patents recently issued to one of the Company's direct competitors), and the Company anticipates that additional third-party patents will be issued in the future. There can be no assurance that the technology recently acquired through the Viaweb acquisition, or any other technology relating to the Company's business that has been or may be developed by the Company or licensed from third parties, will not be determined to infringe one or more third-party patents. In the event of such infringement, there can be no assurance that the Company will be able to license such patents on reasonable terms, if any, or that such infringement will not result in substantial monetary liability to the Company, including substantial expenses that may be incurred in defending against third-party patent claims regardless of the merit of such claims.

DEPENDENCE ON KEY PERSONNEL

    The Company's performance is substantially dependent on the performance of its senior management and key technical personnel. In particular, the Company's success depends substantially on the continued efforts of its senior management team. The Company does not carry key person life insurance on any of its senior management personnel. The loss of the services of any of its executive officers or other key employees could have a material adverse effect on the business, operating results, and financial condition of the Company.

    The Company's future success also depends on its continuing ability to attract and retain highly qualified technical and managerial personnel. Competition for such personnel is intense and there can be no assurance that the Company will be able to retain its key managerial and technical employees or that it will be able to attract and retain additional highly qualified technical and managerial personnel in the future. The inability to attract and retain the necessary technical and managerial personnel could have a material and adverse effect upon the Company's business, operating results, and financial condition.

GOVERNMENT REGULATION AND LEGAL UNCERTAINTIES

    There are currently few laws or regulations directly applicable to access to or commerce on the Internet. Due to the increasing popularity and use of the Internet, it is possible that a number of laws and regulations may be adopted with respect to the Internet, covering issues such as user privacy, defamation, pricing, taxation, content regulation, quality of products and services, and intellectual property ownership and infringement. For example, although the Communications Decency Act was held to be unconstitutional, there can be no assurance that similar legislation will not be enacted in the future, and it is possible that such legislation could expose the Company to substantial liability. Such legislation could also dampen the growth in use of the Web generally, decrease the acceptance of the Web as a communications and commercial medium and require the Company to incur expense in complying with any new regulations, and could, thereby, have a material adverse effect on the Company's business, results of operations, and financial condition. Other nations, including Germany, have taken actions to restrict the free flow of material deemed to be objectionable on the Web. In addition, several telecommunications carriers are seeking to have telecommunications over the Web regulated by the Federal Communications Commission (the "FCC") in the same manner as other telecommunications services. For example, America's Carriers

Telecommunications Association ("ACTA") has filed a petition with the FCC for this purpose. In addition, because the growing popularity and use of the Web has burdened the existing telecommunications infrastructure and many areas with high Web use have begun to experience interruptions in phone service, local telephone carriers, such as Pacific Bell, have petitioned the FCC to regulate ISPs and OSPs in a manner similar to long distance telephone carriers and to impose access fees on the ISPs and OSPs. If either of these petitions is granted, or the relief sought therein is otherwise granted, the costs of communicating on the Web could increase substantially, potentially slowing the growth in use of the Web, which could in turn decrease the demand for the Company's products and media properties. A number of proposals have been made at the federal, state and local level that would impose additional taxes on the sale of goods and services through the Internet. Such proposals, if adopted, could substantially impair the growth of electronic commerce, and could adversely affect the Company's opportunity to derive financial benefit from such activities. Also, legislation is pending in Congress that would impose liability on online service providers such as the Company for listing or linking to third-party Web sites or hosting third-party Web sites that include materials that infringe copyrights or other rights of others. In addition, a number of other countries have announced or are considering additional regulation in many of the foregoing areas. Such laws and regulations if enacted in the United States or abroad could fundamentally impair the Company's ability to provide Internet navigation services, or substantially increase the cost of doing so, which would have a material adverse effect on the Company's business, operating results, and financial condition. Moreover, the applicability to the Internet of the existing laws governing issues such as property ownership, copyright, defamation, obscenity, and personal privacy is uncertain, and the Company may be subject to claims that its services violate such laws. Any such new legislation or regulation in the United States or abroad or the application of existing laws and regulations to the Internet could have a material adverse effect on the Company's business, operating results, and financial condition.

    Due to the global nature of the Web, it is possible that, although transmissions by the Company over the Internet originate primarily in the State of California, the governments of other states and foreign countries might attempt to regulate the Company's transmissions or prosecute the Company for violations of their laws. There can be no assurance that violations of local laws will not be alleged or charged by state or foreign governments, that the Company might not unintentionally violate such law or that such laws will not be modified, or new laws enacted, in the future. Any of the foregoing developments could have a material adverse effect on the Company's business, results of operations, and financial condition.

LIABILITY FOR INFORMATION SERVICES

    Because materials may be downloaded by the online or Internet services operated or facilitated by the Company and may be subsequently distributed to others, there is a potential that claims will be made against the Company for defamation, negligence, copyright or trademark infringement, personal injury or other theories based on the nature and content of such materials. Such claims have been brought, and sometimes successfully pressed, against online service providers in the past. In addition, the Company could be exposed to liability with respect to the selection of listings that may be accessible through the Company's Yahoo!-branded products and media properties, or through content and materials that may be posted by users in classifieds, message board and chat room services offered by the Company. Such claims might include, among others, that by providing hypertext links to Web sites operated by third parties, the Company is liable for copyright or trademark infringement or other wrongful actions by such third parties through such Web sites, or that the Company is responsible for legal injury caused by statements made for or actions taken by participants in the Company's message board services. It is also possible that if any information provided through the Company's services, such as stock quotes, analyst estimates or other trading information, contains errors, third parties could make claims against the Company for losses incurred in reliance on such information. In connection with the acquisition of Four11 Corporation, the Company recently began offering Web-based email services, which expose the Company to potential risks, such as liabilities or claims resulting from unsolicited email (spamming), lost or misdirected messages, illegal or fraudulent use of email or interruptions or delays in email service. Even to the extent such claims do not result in liability to the Company, the Company expects to incur significant costs in investigating and defending such claims.

    The Company also from time to time enters into arrangements to offer third-party products and services under the Yahoo! brand or via distribution on Yahoo! properties. For example, the Company recently announced an agreement with GeoCities under which GeoCities will offer free home page services and certain related products to Yahoo! users. The Company also recently announced an arrangement with AudioNet, an Internet-based broadcast network, whereby links to AudioNet's site and content will be distributed via Yahoo! properties. These business arrangements involve additional legal risks, such as potential liabilities for content posted by free home page users or made available by other third-party providers. The Company may be subject to claims concerning such services or content by virtue of the Company's involvement in marketing, branding or providing access to such services, even if the Company does not itself host, operate, or provide such services. While the Company's agreements with these parties often provide that the Company will be indemnified against such liabilities, there can be no assurance that such indemnification, if available, will be adequate.

POTENTIAL COMMERCE-RELATED LIABILITIES AND EXPENSES

    From time to time, the Company enters into agreements with sponsors, content providers, service providers, and merchants under which the Company is entitled to receive a share of revenue from the purchase of goods and services by users of the Company's online properties. Such arrangements may expose the Company to additional legal risks and uncertainties, including (without limitation) potential liabilities to consumers of such products and services. Although the Company carries general liability insurance, the Company's insurance may not cover potential claims of this type or may not be adequate to indemnify the Company for all liability that may be imposed.

    The Company recently began offering a Yahoo!-branded VISA credit card, which includes a "rewards" program entitling card users to receive points that may be redeemed for merchandise, such as books or music. This arrangement exposes the Company to certain additional risks and expenses, including, without limitation, those relating to compliance with consumer protection laws, loss of customer data, disputes over redemption procedures and rules, products liability, sales taxation and liabilities associated with any failure in performance by participating merchants.

    In June 1998, the Company completed the acquisition of Viaweb, a provider of software and reporting tools for the operation of online commerce Web sites. The Company intends to use the Viaweb technology to host and promote online stores on behalf of third-party merchants, the operation and maintenance of which will be largely under the independent control of such merchants. These activities expose the Company to a number of additional risks and uncertainties, including (without limitation) potential liabilities for illegal activities that may be conducted by participating merchants; products liability or other tort claims relating to goods or services sold through hosted commerce sites; consumer fraud and false or deceptive advertising or sales practices; breach of contract claims relating to merchant transactions; claims that materials included in merchant sites or sold by merchants through these sites infringe third-party patents, copyrights, trademarks or other intellectual property rights, or are libelous, defamatory or in breach of third-party confidentiality or privacy rights; claims relating to any failure of merchants to appropriately collect and remit sales or other taxes arising from e-commerce transactions; and claims that may be brought by merchants as a result of their exclusion from the Company's commerce services or losses resulting from any downtime or other performance failures in the Company's hosting services. Although the Company maintains liability insurance, there can be no assurance that insurance will cover these claims or that such coverage, if available, will be adequate. Even to the extent such claims do not result in material liability to the Company, the Company expects to incur significant costs in investigating and defending such claims.

YEAR 2000 IMPLICATIONS

    Many currently installed computer systems and software products are coded to accept only two digit entries in the date code field and cannot distinguish 21st century dates from 20th century dates. These date code fields will need to distinguish 21st century dates from 20th century dates and, as a result, many companies' software and computer systems may need to be upgraded or replaced in order to comply with such "Year 2000" requirements. Although the Company believes that its systems are Year 2000 compliant in all material respects, there can be no assurances that the Company's current systems and products do not contain undetected errors or defects with Year 2000 date functions that may result in material costs to the Company. Although the Company is not aware of any material operational issues or costs associated with preparing its internal systems for the Year 2000, there can be no assurances that the Company will not experience serious unanticipated negative consequences (such as significant downtime for one or more Yahoo! Media properties) and/or material costs caused by undetected errors or defects in the technology used in its internal systems. In addition, the Company utilizes third-party equipment, software and content that may not be Year 2000 compliant. Failure of such third-party equipment, software or content to operate properly with regard to the year 2000 and thereafter could require the Company to incur unanticipated expenses to remedy any problems, which could have a material adverse effect on the Company's business, results of operations and financial condition. Furthermore, the purchasing patterns of advertisers may be affected by Year 2000 issues as companies expend significant resources to correct their current systems for Year 2000 compliance. These expenditures may result in reduced funds available for Web advertising or sponsorship of Web services, which could have a material adverse effect on the Company's business, results of operations and financial condition.

RISKS ASSOCIATED WITH INTERNATIONAL OPERATIONS AND EXPANSION

    A key part of the Company's strategy is to develop Yahoo!-branded online properties in international markets. The Company has developed and operates, through joint ventures with SOFTBANK and related entities, versions of Yahoo! localized for Japan, Germany, France, the United Kingdom, and Korea. The Company offers a version of Yahoo! localized for Canada under an agreement with Rogers Communications, and the Company operates localized or mirror versions of Yahoo! through wholly-owned subsidiaries in Australia, Denmark, Italy, Norway, Sweden, and Singapore. The Company also offers Yahoo! guides in Spanish and Mandarin Chinese languages.

    To date, the Company has only limited experience in developing localized versions of its products and marketing and operating its products and services internationally, and the Company relies substantially on the efforts and abilities of its foreign business partners in such activities. The Company has experienced and expects to continue to experience higher costs as a percentage of revenues in connection with international online properties than domestic online properties. If the international revenues are not adequate to offset investments in such activities, the Company's business, operating results, and financial condition could be materially adversely affected. The Company may experience difficulty in managing international operations as a result of distance as well as language and cultural differences, and there can be no assurance that the Company or its partners will be able to successfully market and operate its products and services in foreign markets. The Company also believes that in light of substantial anticipated competition, it will be necessary to move quickly into international markets in order to effectively obtain market share, and there can be no assurance that the Company will be able to do so. In addition to the uncertainty as to the Company's ability to continue to generate revenues from its foreign operations and expand its international presence, there are certain risks inherent in doing business on an international level, such as unexpected changes in regulatory requirements, trade barriers, difficulties in staffing and managing foreign operations, longer payment cycles, problems in collecting accounts receivable, political instability, export restrictions, export controls relating to encryption technology, seasonal reductions in business activity in certain other parts of the world, and potentially adverse tax consequences. There can be no assurance that one or more of such factors will not have a material adverse effect on the Company's future international operations and, consequently, on the Company's business, operating results, and financial condition.

CONCENTRATION OF STOCK OWNERSHIP

    As of May 31. 1998, the present directors, executive officers, and their respective affiliates beneficially owned approximately 58% of the outstanding Common Stock of the Company. As of May 31, 1998, SOFTBANK beneficially owned approximately 29% of the outstanding Common Stock of the Company. As a result of their ownership, the directors, executive officers, greater than 5% shareholders and their respective affiliates (including SOFTBANK) collectively are able to control all matters requiring shareholder approval, including the election of directors and approval of significant corporate transactions. Such concentration of ownership may also have the effect of delaying or preventing a change in control of the Company.

VOLATILITY OF STOCK PRICE

    The trading price of the Company's Common Stock has been and may continue to be subject to wide fluctuations in response to a number of events and factors, such as quarterly variations in operating results, announcements of technological innovations or new products and media properties by the Company or its competitors, changes in financial estimates and recommendations by securities analysts, the operating and stock price performance of other companies that investors may deem comparable to the Company, and news reports relating to trends in the Company's markets. In addition, the stock market in general, and the market prices for Internet-related companies in particular, have experienced extreme volatility that often has been unrelated to the operating performance of such companies. These broad market and industry fluctuations may adversely affect the trading price of the Company's Common Stock, regardless of the Company's operating performance.

LEGAL PROCEEDINGS

    In July 1997, GTE New Media Services Incorporated ("GTE New Media"), an affiliate of GTE, filed suit in Dallas, Texas against Netscape and the Company, in which GTE New Media made a number of claims relating to the inclusion of certain Yellow Pages hypertext links in the Netscape Guide by Yahoo!, an online navigational property operated by the Company under an agreement with Netscape. In this lawsuit, GTE New Media has alleged, among other things, that by including such links to the Yellow Pages service operated by several Regional Bell Operating Companies (the "RBOCs") within the Guide, the Company has tortiously interfered with an alleged contractual relationship between GTE New Media and Netscape relating to placement of links by Netscape for a Yellow Pages service operated by GTE New Media. GTE New Media seeks injunctive relief as well as actual and punitive damages. In October 1997, GTE New Media brought suit in the U.S. District Court for the District of Columbia, against the RBOCs, Netscape, and the Company, in which GTE New Media has alleged, among other things, that the alleged exclusion of the GTE New Media Yellow Pages from the Netscape Guide Yellow Pages service violates federal antitrust laws, and GTE New Media seeks injunctive relief and damages (trebled under federal antitrust laws) from such alleged actions. The Company believes that the claims against the Company in these lawsuits are without merit and intends to contest them vigorously. Although the Company cannot predict with certainty the outcome of these lawsuits or the expenses that may be incurred in defending the lawsuits, the Company does not believe that the result in the lawsuits will have a material adverse effect on the Company's financial position or results of operations.

    From time to time the Company has been, and expects to continue to be, subject to other legal proceedings and claims in the ordinary course of its business, including, among others, contractual disputes with advertisers and content distribution providers, claims of alleged infringement of trademarks and other intellectual property rights, and a variety of claims arising in connection with the Company's email, message boards and other communications and community features, such as claims alleging defamation and invasion of privacy. Such claims, even if not meritorious, could result in the expenditure of significant financial and managerial resources. Although the Company cannot predict the outcome of any proceeding, the Company is not currently aware of any such legal proceedings or claims that the Company believes will have, individually or in the aggregate, a material adverse effect on the Company's financial position or results of operations.

ANTITAKEOVER EFFECT OF CERTAIN CHARTER PROVISIONS

    The Board of Directors has the authority to issue up to 10,000,000 shares of Preferred Stock and to determine the price, rights, preferences, privileges and restrictions, including voting rights, of those shares without any further vote or action by the shareholders. The rights of the holders of Common Stock may be subject to, and may be adversely affected by, the rights of the holders of any Preferred Stock that may be issued in the future. The issuance of Preferred Stock may have the effect of delaying, deferring or preventing a change of control of the Company without further action by the shareholders and may adversely affect the voting and other rights of the holders of Common Stock. The Company has no present plans to issue shares of Preferred Stock. Further, certain provisions of the Company's charter documents, including provisions eliminating the ability of shareholders to take action by written consent and limiting the ability of shareholders to raise matters at a meeting of shareholders without giving advance notice, may have the effect of delaying or preventing changes in control or management of the Company, which could have an adverse effect on the market price of the Company's Common Stock. In addition, the Company's charter documents do not permit cumulative voting and provide that, at such time as the Company has at least six directors, the Company's Board of Directors will be divided into two classes, each of which serves for a staggered two-year term, which may make it more difficult for a third-party to gain control of the Company's Board of Directors.

SHARES ELIGIBLE FOR FUTURE SALE

    As of June 10, 1998, the Company had outstanding 46,836,053 shares of Common Stock, and options to purchase a total of approximately 11,664,648 shares of the Company's Common Stock under the Company's stock option plans, including shares issued and options assumed in the recent acquisition of Viaweb. Of these shares, an estimated number of 3,186,132 shares recently issued in connection with acquisitions and investments have been or will be available for resale pursuant to registration statements filed by the Company with the SEC. Sales of substantial amounts of such shares in the public market or the prospect of such sales could adversely affect the market price of the Company's Common Stock.

ITEM 7.        FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND
               EXHIBITS.

          (a)  FINANCIAL STATEMENTS OF BUSINESS ACQUIRED.

               The audited financial statements of Viaweb (a development stage enterprise) as of and for the year ended December 31, 1997 and the unaudited interim financial statements for the period from August 31, 1995 (Inception) through March 31, 1998 and the periods ended March 31, 1998 and March 31, 1997 are attached to and filed with this report.

                          REPORT OF INDEPENDENT ACCOUNTANTS


To the Board of Directors and Stockholders of Viaweb Incorporated

     In our opinion, the accompanying balance sheet and the related statements of operations, of stockholders' deficit and of cash flows present fairly, in all material respects, the financial position of Viaweb Incorporated (a development stage enterprise) at December 31, 1997 and the results of its operations and its cash flows for the year then ended, in conformity with generally accepted accounting principles. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audit. We conducted our audit of these statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for the opinion expressed above.

     As discussed in Note 8, on June 10, 1998, the Company consummated an Agreement and Plan of Merger with Yahoo! Inc., a publicly held company, upon which the Company's stockholders exchanged all of their shares of Common Stock and options to purchase shares of Common Stock for shares of Yahoo! Inc. Common Stock and options to purchase shares of Yahoo! Inc. Common Stock in a business combination to be accounted for as a purchase.


/s/ PRICE WATERHOUSE LLP
San Jose, California
June 2, 1998, except as to Note 8, which
is as of June 10, 1998

                                    VIAWEB INC.
                          (A DEVELOPMENT STAGE ENTERPRISE)
                                   BALANCE SHEET

                                                                    DECEMBER 31,     MARCH 31,
                                                                       1997            1998
                                                                    ------------   ------------
                                                                                    (UNAUDITED)
ASSETS
Current Assets:
  Cash                                                              $     14,000   $    106,000
  Accounts receivable, net of allowance of $35,000 and $32,000            23,000         49,000
  Note receivable from stockholder                                        65,000         65,000
  Prepaid expenses                                                        16,000         22,000
                                                                    ------------   ------------
       Total current assets                                              118,000        242,000

Property and equipment, net                                              192,000        172,000
Other assets                                                              12,000         12,000
                                                                    ------------   ------------

                                                                    $    322,000   $    426,000
                                                                    ------------   ------------
                                                                    ------------   ------------

LIABILITIES AND STOCKHOLDERS' DEFICIT
Current Liabilities:
  Notes payable to bank                                             $    926,000   $          -
  Notes payable to stockholders (Note 4)                                       -      1,228,000
  Accounts payable                                                       249,000        370,000
  Accrued expenses                                                       182,000        196,000
                                                                    ------------   ------------
       Total current liabilities                                       1,357,000      1,794,000
                                                                    ------------   ------------

Commitments and contingencies (Note 5)

Stockholders' Deficit:
  Common Stock:  $0.01 par value;
    2,000,000 shares authorized;
    1,057,250 shares issued and
    outstanding                                                           11,000         11,000
  Additional paid-in capital                                           1,331,000      1,465,000
  Deficit accumulated during the development stage                    (2,242,000)    (2,709,000)
  Stock subscription receivable from officer                            (135,000)      (135,000)
                                                                    ------------   ------------

       Total stockholders' deficit                                    (1,035,000)    (1,368,000)
                                                                    ------------   ------------

                                                                    $    322,000   $    426,000
                                                                    ------------   ------------
                                                                    ------------   ------------



      The accompanying notes are an integral part of these financial statements.

                                    VIAWEB INC.
                          (A DEVELOPMENT STAGE ENTERPRISE)
                              STATEMENT OF OPERATIONS

                                                                                          PERIOD FROM
                                                                                        AUGUST 31, 1995
                                            YEAR ENDED    THREE MONTHS ENDED MARCH 31,  (INCEPTION) TO
                                            DECEMBER 31,  ----------------------------     MARCH 31,
                                               1997           1997           1998            1998
                                            -----------    -----------    -----------   ---------------
                                                                  (UNAUDITED)            (UNAUDITED)


Net revenues                                $   343,000    $    34,000    $   290,000   $     650,000
                                            -----------    -----------    -----------   ---------------

Operating expenses:
  Cost of revenues                              268,000         39,000         94,000         410,000
  Sales and marketing                           863,000        167,000        237,000       1,329,000
  Research and development                      321,000         49,000        170,000         575,000
  General and administrative                    528,000         75,000        151,000         824,000
                                            -----------    -----------    -----------   ---------------

     Total operating expenses                 1,980,000        330,000        652,000       3,138,000
                                            -----------    -----------    -----------   ---------------

     Loss from operations                    (1,637,000)      (296,000)      (362,000)     (2,488,000)

Interest income (expense), net                 (110,000)         1,000       (105,000)       (215,000)
                                            -----------    -----------    -----------   ---------------

     Net loss                               $(1,747,000)   $  (295,000)   $  (467,000)  $  (2,703,000)
                                            -----------    -----------    -----------   ---------------
                                            -----------    -----------    -----------   ---------------

Basic and diluted net loss per share        $     (1.78)   $     (0.31)   $     (0.44)
                                            -----------    -----------    -----------
                                            -----------    -----------    -----------

Shares used in computing basic and
  diluted net loss per share:                   982,000        955,000      1,057,000
                                            -----------    -----------    -----------
                                            -----------    -----------    -----------


      The accompanying notes are an integral part of these financial statements.

                                    VIAWEB INC.
                          (A DEVELOPMENT STAGE ENTERPRISE)
                         STATEMENT OF STOCKHOLDERS' DEFICIT

                                                                                COMMON STOCK            ADDITIONAL
                                                                         ---------------------------     PAID-IN
                                                                            SHARES         AMOUNT        CAPITAL
                                                                         ------------   ------------   ------------
Sept. 1995     Issuance of Common Stock to founders for
                 services at $0.0001 per share                                606,500   $      6,000   $          -
Dec. 1995      Issuance of Common Stock for cash at $0.10
                 per share                                                     84,500          1,000          7,000
Jan. - Mar.    Issuance of Common Stock for cash at $1.00
   1996          per share, net of issuance costs of $3,000,
                 which represented 2,500 shares of common stock               102,500          1,000         99,000
Apr. 1996      Issuance of Common Stock for services at $1.00
                 per share                                                      2,000              -          2,000
June 1996      Compensation expense on option grants at $2.50
                 per share                                                          -              -         88,000
July 1996      Issuance of Common Stock for cash at $3.00
                 per share, net of issuance costs of $9,000,
                 which included 2,500 shares of common stock                   52,500              -        149,000
Dec. 1996      Issuance of Common Stock for cash at $5.86
                 per share, net of issuance costs of $2,000                    64,000          1,000        371,000
               Net loss for the period from August 31, 1995
                 (Inception) to December 31, 1996                                   -              -              -
                                                                         ------------   ------------   ------------
               Balance at December 31, 1996                                   912,000          9,000        716,000

Jan. 1997      Issuance of Common Stock for cash at $5.86 per share            64,000          1,000        374,000
Nov. 1997      Issuance of Common Stock under stock option plan
                 for cash and subscription receivable
                 at $0.001 - $6.00 per share                                   81,250          1,000        141,000
July - Dec.    Warrants issued in exchange for
  1997           professional services                                              -              -         20,000
Oct. - Dec.    Warrants issued in conjunction with
   1997          notes payable                                                      -              -         80,000
               Net loss                                                             -              -              -
                                                                         ------------   ------------   ------------
               Balance at December 31, 1997                                 1,057,250         11,000      1,331,000

Feb. 1998      Warrants issued in conjunction with notes
                 payable (unaudited)                                                -              -         80,000
Jan. - Mar.    Warrants issued in exchange for
    1998         professional services (unaudited)                                  -              -         54,000
               Net loss (unaudited)                                                 -              -              -
                                                                         ------------   ------------   ------------
               Balance at March 31, 1998 (unaudited)                        1,057,250   $     11,000   $  1,465,000
                                                                         ------------   ------------   ------------
                                                                         ------------   ------------   ------------


                                                                             DEFICIT        STOCK
                                                                           ACCUMULATED   SUBSCRIPTION
                                                                           DURING THE     RECEIVABLE
                                                                           DEVELOPMENT       FROM
                                                                              STAGE        OFFICER          TOTAL
                                                                          ------------   ------------   ------------
Sept. 1995     Issuance of Common Stock to founders for
                 services at $0.0001 per share                            $     (6,000)  $          -   $          -
Dec. 1995      Issuance of Common Stock for cash at $0.10
                 per share                                                           -              -          8,000
Jan. - Mar.    Issuance of Common Stock for cash at $1.00
   1996          per share, net of issuance costs of $3,000,
                 which represented 2,500 shares of common stock                      -              -        100,000
Apr. 1996      Issuance of Common Stock for services at $1.00
                 per share                                                           -              -          2,000
June 1996      Compensation expense on option grants at $2.50
                 per share                                                           -              -         88,000
July 1996      Issuance of Common Stock for cash at $3.00
                 per share, net of issuance costs of $9,000,
                 which included 2,500 shares of common stock                         -              -        149,000
Dec. 1996      Issuance of Common Stock for cash at $5.86
                 per share, net of issuance costs of $2,000                          -              -        372,000
               Net loss for the period from August 31, 1995
                 (Inception) to December 31, 1996                             (489,000)             -       (489,000)
                                                                          ------------   ------------   ------------
               Balance at December 31, 1996                                   (495,000)             -        230,000

Jan. 1997      Issuance of Common Stock for cash at $5.86 per share                  -              -        375,000
Nov. 1997      Issuance of Common Stock under stock option plan
                 for cash and subscription receivable
                 at $0.001 - $6.00 per share                                         -       (135,000)         7,000
July - Dec.    Warrants issued in exchange for
  1997           professional services                                               -              -         20,000
Oct. - Dec.    Warrants issued in conjunction with
   1997          notes payable                                                       -              -         80,000
               Net loss                                                     (1,747,000)             -     (1,747,000)
                                                                          ------------   ------------   ------------
               Balance at December 31, 1997                                 (2,242,000)      (135,000)    (1,035,000)

Feb. 1998      Warrants issued in conjunction with notes
                 payable (unaudited)                                                 -              -         80,000
Jan. - Mar.    Warrants issued in exchange for
    1998         professional services (unaudited)                                   -              -         54,000
               Net loss (unaudited)                                           (467,000)             -       (467,000)
                                                                          ------------   ------------   ------------
               Balance at March 31, 1998 (unaudited)                      $ (2,709,000)  $   (135,000)  $ (1,368,000)
                                                                          ------------   ------------   ------------
                                                                          ------------   ------------   ------------


      The accompanying notes are an integral part of these financial statements.

                                     VIAWEB INC.
                           (A DEVELOPMENT STAGE ENTERPRISE)
                               STATEMENT OF CASH FLOWS



                                                                                                                      PERIOD FROM
                                                                          YEAR                                      AUGUST 31, 1995
                                                                          ENDED         THREE MONTHS ENDED MARCH 31, (INCEPTION) TO
                                                                       DECEMBER 31,    ----------------------------    MARCH 31,
                                                                           1997           1997           1998            1998
                                                                      -------------    ------------  -------------  ---------------
                                                                                              (UNAUDITED)           (UNAUDITED)
Cash flows from operating activities:
  Net loss                                                             $(1,747,000)       $(295,000)    $ (467,000)   $ (2,703,000)
  Adjustments to reconcile net loss to net cash used
    in operating activities:
       Depreciation and amortization                                        55,000            8,000         21,000          89,000
       Expenses associated with the issuance of
          Common Stock, warrants and options                               100,000                -         84,000         273,000
       Changes in assets and liabilities:
          Accounts receivable, net                                         (13,000)         (15,000)       (26,000)        (49,000)
          Note receivable from stockholder                                 (65,000)               -              -         (65,000)
          Prepaid expenses                                                  (7,000)         (12,000)        (6,000)        (22,000)
          Accounts payable and accrued expenses                            306,000          (27,000)       185,000         616,000
                                                                       -----------        ---------     ----------    ------------

            Net cash used in operating activities                       (1,371,000)        (341,000)      (209,000)     (1,861,000)
                                                                       -----------        ---------     ----------    ------------

Cash flows from investing activities:
  Purchase of property and equipment                                      (179,000)         (50,000)        (1,000)       (261,000)
  Other assets                                                              (4,000)               -              -         (12,000)
                                                                       -----------        ---------     ----------    ------------

            Net cash used in investing activities                         (183,000)         (50,000)        (1,000)       (273,000)
                                                                       -----------        ---------     ----------    ------------

Cash flows from financing activities:
  Proceeds from issuance of Common Stock, net                              382,000          375,000              -       1,012,000
  Proceeds from note payable to bank and stockholders                      926,000                -        302,000       1,268,000
  Principal payments on note payable to bank                               (40,000)         (40,000)             -         (40,000)
                                                                       -----------        ---------     ----------    ------------

            Net cash provided by financing activities                    1,268,000          335,000        302,000       2,240,000
                                                                       -----------        ---------     ----------    ------------

Net change in cash                                                        (286,000)         (56,000)        92,000         106,000

Cash at beginning of period                                                300,000          300,000         14,000               -
                                                                       -----------        ---------     ----------    ------------

Cash at end of period                                                  $    14,000        $ 244,000     $  106,000    $    106,000
                                                                       -----------        ---------     ----------    ------------
                                                                       -----------        ---------     ----------    ------------

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
  Cash paid during the period for interest                             $    27,000        $   1,000     $   47,000    $     74,000
                                                                       -----------        ---------     ----------    ------------
                                                                       -----------        ---------     ----------    ------------

SUPPLEMENTAL DISCLOSURE OF NONCASH FINANCING TRANSACTIONS:

  Issuance of Common Stock for subscription receivable from officer    $  135,000         $       -     $        -    $    135,000
                                                                       -----------        ---------     ----------    ------------

  Conversion of accounts payable into Common Stock warrants            $        -         $       -     $   50,000    $     50,000
                                                                       -----------        ---------     ----------    ------------

The accompanying notes are an integral part of these financial statements.

                                     VIAWEB INC.
                           (A DEVELOPMENT STAGE ENTERPRISE)
                            NOTES TO FINANCIAL STATEMENTS



NOTE 1 - OPERATIONS AND SIGNIFICANT POLICIES:

THE COMPANY

     Viaweb Inc. (the "Company") is a provider of services and software for electronic commerce on the Internet. The Company was incorporated in Delaware on August 30, 1995 and commenced operations on that date. The Company conducts its business within one industry segment.

     Since inception, the Company has been in the development stage, engaged primarily in product development, and has incurred significant losses from operations. To date, insignificant revenues have been generated from its planned product offerings and significant resources have been expended in the development of proprietary technologies. Accordingly, the accompanying financial statements are not indicative of a normal operating period.

     On June 10, 1998, the Company consummated an Agreement and Plan of Merger (the "Plan") with Yahoo! Inc., a publicly-held company, upon which the Company's stockholders exchanged all of their shares of Common Stock and options to purchase Common Stock for shares of Yahoo! Inc. Common Stock and options to purchase shares of Yahoo! Inc. Common Stock in a business combination to be accounted for as a purchase (Note 8).

     The Company's significant accounting policies are set forth below:

REVENUE RECOGNITION

     The Company recognizes revenue in the period in which the service is provided, provided that no significant Company obligations remain and collection of the resulting receivable is probable.

USE OF ESTIMATES

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

BASIC AND DILUTED NET LOSS PER SHARE

     The Company adopted SFAS 128, "Earnings per Share" during the year ended December 31, 1997 and retroactively restated all prior periods. Basic earnings per share is computed using the weighted average number of common shares outstanding during the period. Diluted earnings per share is computed using the weighted average number of common and common equivalent shares outstanding during the period. Common equivalent shares consist of the incremental common shares issuable upon the exercise of stock options and warrants (using the treasury stock method). Common equivalent shares are excluded from the computation if their effect is anti-dilutive.

CONCENTRATION OF CREDIT RISK

     Financial instruments that potentially subject the Company to significant concentrations of credit risk consist primarily of cash, accounts receivable, notes receivable from stockholder and stock subscription receivable from officer. Substantially all of the Company's cash is held in demand deposit accounts with two financial institutions. Accounts receivable are typically unsecured and are derived from revenues earned from customers primarily located in the United States. At December 31 ,1997, two customers accounted for 22% of the accounts receivable balance. Notes receivable from stockholder and stock subscription receivable from officer are full recourse and are secured by shares of the Company's Common Stock.

PROPERTY AND EQUIPMENT

     Property and equipment are stated as cost. Depreciation is computed using the straight-line method over the estimated useful lives of the assets, generally three to five years.

                                     VIAWEB INC.
                           (A DEVELOPMENT STAGE ENTERPRISE)
                            NOTES TO FINANCIAL STATEMENTS
                                     (CONTINUED)

RESEARCH AND DEVELOPMENT

     Costs incurred in the development of new products and enhancements to existing products are charged to expense as incurred. Statement of Financial Accounting Standards ("SFAS") No. 86, "Accounting for the Costs of Computer Software to Be Sold, Leased or Otherwise Marketed," requires capitalization of certain software development costs subsequent to the establishment of technological feasibility. Based upon the Company's product development process, technological feasibility is established upon completion of a working model. Costs incurred by the Company between completion of the working model and the point at which the product is ready for general release have been insignificant.

STOCK-BASED COMPENSATION

     The Company accounts for stock-based employee compensation arrangements in accordance with the provisions of Accounting Principles Board Opinion ("APB") No. 25, "Accounting for Stock Issued to Employees," and complies with the disclosure provisions of SFAS 123, "Accounting for Stock-Based Compensation." Under APB 25, compensation cost is recognized over the vesting period based on the difference, if any, on the date of grant between the fair value of the Company's stock and the amount an employee must pay to acquire the stock.

WARRANTS

     Warrants issued under certain agreements are accounted for in accordance with SFAS 123. The costs associated with warrants granted are amortized over the period of expected benefit.

FAIR VALUE OF FINANCIAL INSTRUMENTS

     For certain of the Company's financial instruments, including accounts receivable, notes receivable from stockholder, stock subscription receivable, accounts payable and notes payable, the carrying amounts approximate fair value due to their relatively short maturity.

INCOME TAXES

     Income taxes are accounted for using an asset and liability approach in accordance with SFAS No. 109, "Accounting for Income Taxes." The asset and liability approach requires the recognition of taxes payable or refundable for the current year and deferred tax liabilities and assets for the future tax consequences of events that have been recognized in the Company's financial statements or tax returns. The measurement of current and deferred tax liabilities and assets are based on provisions of the enacted tax law; the effects of future changes in tax laws or rates are not anticipated. The carrying value of deferred tax assets is reduced, if necessary, by the amount of any tax benefits that, based on available evidence, are not expected to be realized.

COMPREHENSIVE INCOME

     In June 1997, the Financial Accounting Standards Board ("FASB") issued
SFAS 130, "Reporting Comprehensive Income." SFAS 130 establishes standards for reporting comprehensive income and its components in a financial statement. Comprehensive income is defined as all changes in equity (net assets) during a period from non-owner sources including foreign currency translation adjustments and unrealized gains/losses on available-for-sale securities. The Company adopted the provisions of SFAS 130 effective January 1, 1998. There were no changes in equity from non-owner sources during the three months ended March 31, 1997 or 1998.

                                     VIAWEB INC.
                           (A DEVELOPMENT STAGE ENTERPRISE)
                            NOTES TO FINANCIAL STATEMENTS
                                     (CONTINUED)

RECENT ACCOUNTING PRONOUNCEMENTS

     During June 1997, the FASB issued SFAS 131, "Disclosures about Segments of an Enterprise and Related Information." This statement establishes standards for the way companies report information about operating segments in annual financial statements. It also establishes standards for related disclosures about products and services, geographic areas, and major customers. The Company has not yet determined the impact, if any, of adopting this new standard. The disclosures prescribed by SFAS 131 will be effective for the year ending December 31, 1998 financial statements.

INTERIM FINANCIAL INFORMATION (UNAUDITED)

     The accompanying balance sheet and statement of stockholders' deficit as of March 31, 1998 and the statements of operations and cash flows for the period from August 31, 1995 (Inception) through March 31, 1998 and for the three months ended March 31, 1997 and 1998 are unaudited. In the opinion of management, these statements have been prepared on the same basis as the audited financial statements and include all adjustments, consisting of normal recurring adjustments, necessary for the fair presentation of the results of the interim periods. The results of operations for such periods are not necessarily indicative of the results expected for the full fiscal year or for any future period.

NOTE 2 - BALANCE SHEET COMPONENTS:

                                               DECEMBER 31,      MARCH 31,
                                                   1997           1998
                                               ------------    -----------
                                                                (UNAUDITED)
     PROPERTY AND EQUIPMENT:
        Computer equipment                      $   246,000     $  247,000
        Office furniture and equipment               14,000         14,000
                                               ------------    -----------
                                                    260,000        261,000
        Less: accumulated depreciation              (68,000)       (89,000)

                                               ------------    -----------
                                                $   192,000     $  172,000
                                               ------------    -----------
                                               ------------    -----------

     ACCRUED EXPENSES:
        Payroll and related amounts             $    39,000     $   37,000
        Professional fees                           123,000        129,000
        Other                                        20,000         30,000
                                               ------------    -----------
                                                $  182,000      $ 196,000
                                               ------------    -----------
                                               ------------    -----------

NOTE 3 - RELATED PARTY TRANSACTIONS:

NOTE RECEIVABLE FROM STOCKHOLDER

     At December 31, 1997, the Company has a $65,000 note receivable from a stockholder which bears interest at 8% commencing during February 1998. The note is full recourse, is secured by 35,000 shares of the Company's Common Stock and is due upon the earlier of September 19, 1998 or 30 days after such shares are eligible for public sale.

                                     VIAWEB INC.
                           (A DEVELOPMENT STAGE ENTERPRISE)
                            NOTES TO FINANCIAL STATEMENTS
                                     (CONTINUED)

FACILITY LEASE

     The Company maintains certain equipment at a facility leased by an officer of the Company. During 1997, total rent expense incurred under this month-to-month arrangement was approximately $17,000.

LOAN AGREEMENT

     During 1997, warrants to purchase 11,740 shares of Common Stock (Note 7) were issued to certain stockholders in return for personal guarantees on the Company's line of credit. In February 1998, additional warrants to purchase 23,659 shares of Common Stock (Note 7) were issued to certain stockholders upon assumption of the line of credit (Note 4).

NOTE 4 - FINANCING ARRANGEMENTS:

     During 1997, the Company entered into a line of credit agreement (the "Agreement") with a bank which, as amended, provided up to $1,100,000 of borrowings with an interest rate of prime plus 2 1/2 percent (11% at December 31, 1997). Under the Agreement, all of the Company's assets are pledged as collateral and warrants to purchase 4,310 shares of Common Stock with an exercise price of $8.14 were issued to the bank (Note 7). Additionally, certain stockholders entered into an agreement to guarantee the line of credit upon the Company's default. In an event of default, the bank agreed to assign to the stockholders its rights under the Agreement. In return, the Company granted to the stockholders warrants to purchase 11,740 shares of Common Stock at an exercise price of $7.89 per share (Note 7).

     During February 1998, certain stockholders assumed the bank's responsibilities under the Agreement and repaid to the bank principal and interest of $1,117,000. In connection with assuming the bank's rights under the Agreement, the Company issued to such stockholders warrants to purchase 23,659 shares of Common Stock with an exercise price of $7.89 (Note 7).

NOTE 5 - COMMITMENTS AND CONTINGENCIES:

EMPLOYMENT AGREEMENT

     The Company has a three-year employment agreement with an officer of the Company providing maximum annual aggregate compensation of $120,000, expiring in October 1999.

LITIGATION

     From time to time the Company is subject to legal proceedings and claims in the ordinary course of business, including claims of alleged infringement of trademarks and other intellectual property rights. The Company is not aware of any legal proceedings or claims that the Company believes will have, individually or in the aggregate, a material adverse effect on the Company's financial position or results of operations.

NOTE 6 - INCOME TAXES:

     No deferred benefit for income taxes has been recorded as the Company is in a net deferred tax asset position for which a full valuation allowance has been provided due to uncertainty of its realization. Deferred tax assets of approximately $1,100,000 at December 31, 1997 consist primarily of net operating loss carryforwards and accrued expenses not currently deductible for tax purposes.

     At December 31, 1997, the Company had federal net operating loss and research and development credit carryforwards of approximately $2,500,000 and $17,000, respectively, available to reduce future taxable income, which expire through 2012.

                                     VIAWEB INC.
                           (A DEVELOPMENT STAGE ENTERPRISE)
                            NOTES TO FINANCIAL STATEMENTS
                                     (CONTINUED)

     Under the Tax Reform Act of 1986, the amount of and the benefit from net operating losses that can be carried forward may be limited in certain circumstances including, but not limited to, a cumulative stock ownership change of more than 50% over a three-year period, as defined. Upon completion of the Company's private placement in January 1997, the maximum net operating loss carryforward that may be used in any year for losses incurred prior to such date is approximately $325,000. However, use of the Company's net operating loss carryforward incurred after the completion of the private placement of approximately $1,700,000 is not limited as of December 31, 1997.

NOTE 7 - STOCKHOLDERS' EQUITY:

COMMON STOCK

     The Company, prior to the issuance of any debt or equity securities, as defined, shall offer certain stockholders the right to purchase 50% of such securities. This preemptive right expires 30 days after notice is provided to such stockholders.

     In connection with the stock agreements, there are certain restrictive covenants, including the payment of dividends, issuance of Preferred Stock, consolidation or sale of the Company, that require the approval of certain stockholders and/or a percentage of the Company's Board of Directors. Certain stockholders also have the right to require the Company to register its shares in the event of a public offering of the Company's Common Stock.

     Common shares reserved for future issuance at December 31, 1997 consisted of 18,018 and 292,250 shares for Common Stock warrants and stock options, respectively.

SUBSCRIPTION RECEIVABLE FROM OFFICER

     At December 31, 1997, the Company has received a $135,000 subscription receivable from an officer for the exercise of Common Stock options which bears interest at 8% commencing on February 14, 1998. The note is full recourse, is secured by 45,000 shares of the Company's Common Stock and is due upon the earlier of March 15, 1999 or 30 days after such shares are eligible for public sale.

COMMON STOCK WARRANTS

     In connection with entering into the Agreement (Note 4) during June 1997, the Company granted warrants to a bank to purchase 4,310 shares of Common Stock at an exercise price of $8.14 per share, exercisable for a five-year period. Pursuant to SFAS No. 123, the Company valued these warrants and recorded interest expense of $22,000 during the year ended December 31, 1997.

     In December 1997, the Company issued warrants to a public relations firm to purchase 1,968 shares of Common Stock at an exercise price of $12.21 per share, exercisable for a five-year period. Pursuant to SFAS No. 123, the Company valued these warrants and recorded sales and marketing expense of $20,000 as the approximate value of the services rendered during the year ended December 31, 1997.

     In 1997, pursuant to receiving personal guarantees from certain shareholders for the Agreement (Note 4), the Company issued warrants to purchase 11,740 shares of Common Stock at $7.89 per share. The warrants are exercisable over a ten-year period. Pursuant to SFAS No. 123, the Company valued these warrants and recorded interest expense of $58,000 for the year ended December 31, 1997.

     All of the aforementioned warrants are currently exercisable as of December 31, 1997 and have a weighted average exercise price of $8.42 per share. The Company has granted rights to certain warrant holders with respect to the registration of such shares underlying the warrants with the Securities and Exchange Commission.

                                     VIAWEB INC.
                           (A DEVELOPMENT STAGE ENTERPRISE)
                            NOTES TO FINANCIAL STATEMENTS
                                     (CONTINUED)

     During February 1998, certain stockholders repaid the Company's outstanding line of credit of $1,100,000 plus accrued interest (Note 4). In connection with this repayment, the Company issued warrants to purchase 23,659 shares of Common Stock at an exercise price of $7.89 per share. Pursuant to SFAS No. 123, the Company valued these warrants and recorded interest expense of $80,000 during the three months ended March 31, 1998.

STOCK OPTIONS

     The 1997 Stock Option Plan (the "1997 Plan") authorized the Board of Directors to grant to employees, directors and consultants up to 200,000 incentive and non-qualified stock options to purchase Common Stock. Options under the 1997 Plan may be granted at prices no less than 100% of the estimated fair value of the shares on the date of grant as determined by the Board of Directors provided, however, that the exercise price of an option granted to a 10% shareholder shall not be less than 110% of the estimated fair value on the date of grant. Options vest annually over a four year period and are exercisable for a maximum period of ten years after the date of grant. The 1997 Plan provides for acceleration of vesting upon certain events. During 1996, options to purchase 173,500 shares of Common Stock were granted prior to the commencement of the 1997 Plan with a weighted average fair value of $0.76 per share.

A summary of stock option activity is as follows:

                                                                                        WEIGHTED
                                                                                        AVERAGE
                                                                                        EXERCISE
                                                       AVAILABLE FOR     OPTIONS         PRICE
                                                           GRANT        OUTSTANDING    PER SHARE
                                                       -------------    -----------   -----------
          Balance at January 1, 1997                            -        173,500        $  2.40
            Shares authorized                             200,000              -              -
            Options granted (weighted average
               fair value of $1.52 per share)            (115,800)       115,800           6.00
          Options exercised                                     -        (81,250)          1.75
                                                       --------------  ------------   ------------

          Balance at December 31, 1997                     84,200        208,050         $ 4.65
                                                       --------------  ------------   ------------
                                                       --------------  ------------   ------------


The following table summarizes information concerning stock options outstanding as of December 31, 1997:

                            OPTIONS OUTSTANDING                             OPTIONS EXERCISABLE
       -------------------------------------------------------------     ------------------------

                                                          WEIGHTED                       WEIGHTED
                                        WEIGHTED          AVERAGE                        AVERAGE
          EXERCISE                      AVERAGE           EXERCISE                       EXERCISE
           PRICE                       REMAINING           PRICE                          PRICE
            PER         NUMBER        CONTRACTUAL           PER             NUMBER         PER
           SHARE      OUTSTANDING     LIFE (YEARS)         SHARE          EXERCISABLE     SHARE
       ------------   -----------    -------------       ----------      -------------  ---------
         $   3.00         93,500           3.81            $   3.00          3,500       $  3.00
             6.00        114,550           9.44                6.00              -             -
                        --------       --------            --------       --------      --------
                         208,050           6.91            $   4.65          3,500       $  3.00
                        --------       --------            --------       --------      --------
                        --------       --------            --------       --------      --------

                                     VIAWEB INC.
                           (A DEVELOPMENT STAGE ENTERPRISE)
                            NOTES TO FINANCIAL STATEMENTS
                                     (CONTINUED)

FAIR VALUE DISCLOSURES

     Had compensation cost for the Company's option plan been determined based on the fair value at the grant dates, as prescribed in SFAS 123, the Company's net loss would have been as follows:

                                       DECEMBER 31,
                                           1997
                                     ----------------
     NET LOSS:
       Reported                      $  (1,747,000)
       Pro forma net loss            $  (1,763,000)

     The fair value of each option is estimated on the date of grant using the minimum value method with the following assumptions used for grants during 1997: annual dividend yield of 0.0%; volatility of 0%; risk-free interest rates of 5.4% to 5.9% and a weighted average expected option term of one year.

     The pro forma amounts reflect compensation expenses related to the 1997 and 1996 option grants only. In future years, the annual compensation expense will increase due to the expense associated with future grants.

NOTE 8 - SUBSEQUENT EVENTS:

MERGER WITH YAHOO! INC.

     On June 10, 1998, the Company consummated an Agreement and Plan of Merger (the "Plan") with Yahoo! Inc., ("Yahoo!") a publicly-held company, upon which the Company's stockholders exchanged all of their shares of Common Stock and options to purchase Common Stock for 393,591 shares of Yahoo! Common Stock, and options to purchase 61,126 shares of Yahoo! Common Stock in a business combination to be accounted for as a purchase.

CONVERTIBLE NOTES PAYABLE

     On April 14, 1998, the Company entered into an agreement with certain stockholders and a private investor to issue up to $2,000,000 of non-interest-bearing convertible secured notes due on January 14, 1999. A portion of the available borrowings was used to repay $1,328,000 of debt from certain stockholders (Note 4). On April 14, 1998, the Company issued $1,500,000 of the maximum $2,000,000 commitment. The balance of the commitment is at the Company's option. The notes are secured by a security interest in collateral as defined in the general security agreement and the property covered by the patent and security agreements. The notes are convertible at the option of the holder into Series A convertible Preferred Stock at a price of $7.61 per share (See Preferred Stock in Note 8). Each share of Series A Preferred Stock is convertible into one share of Common Stock. However, the notes will automatically convert into Common Stock upon acquisition of the Company by Yahoo!, at a price of $7.61 per share.

VENDOR PAYABLES

     During April 1998, the Company agreed to convert $75,000 in accounts payable into shares of Series A Preferred Stock at a price of $7.61 per share. Additionally, certain other accounts payable and services were exchanged for warrants to purchase an aggregate of 4,998 shares of Common Stock at an exercise price of $12.21 per share.

                                     VIAWEB INC.
                           (A DEVELOPMENT STAGE ENTERPRISE)
                            NOTES TO FINANCIAL STATEMENTS
                                     (CONTINUED)

PREFERRED STOCK

     Under the Company's Amended and Restated Articles of Incorporation, the Company is authorized to issue 300,000 shares of Preferred Stock, of which 272,667 shares have been designated as Series A. At December 31, 1997, no shares were issued or outstanding. The rights, preferences and privileges with respect to the Series A Preferred Stock are as follows:

     DIVIDENDS

     Holders of Series A Preferred Stock are entitled to receive dividends when, as and if declared by the Board of Directors. There have been no dividends declared to date.

     CONVERSION

     Each share of Series A Preferred Stock is convertible at the option of the holder into one share of Common Stock subject to adjustment for dilution. Such conversion is automatic upon 1) an effective underwritten public offering where the Company's valuation is greater than $25,000,000, or 2) an acquisition or merger of the Company where the Company's valuation is greater than $15,000,000 and the selling shareholders retain less than 50% of the voting stock of the surviving entity.

     LIQUIDATION

     In the event of a liquidation, dissolution or winding up of the Company, excluding a merger transaction, the holders of Series A Preferred Stock are entitled to a per share distribution, in preference to holders of Common Stock, equal to the conversion price of the Company's Convertible Notes (Note 4) which is currently set at $7.61 per share. Should the Company's legally available assets be insufficient to satisfy the liquidation preference, the funds will be distributed ratably among the Series A Preferred Stockholders.

     VOTING

     The holders of Series A Preferred Stock have one vote per share and the right to vote on issues concerning Preferred Stock rights and issuances of superior preferred securities.

AMENDMENTS TO ARTICLES OF INCORPORATION

     The Company's Amended and Restated Articles of Incorporation authorize the issuance of 2,500,000 shares of $0.01 par value Common Stock.

          (b)  PRO FORMA FINANCIAL INFORMATION.


                 UNAUDITED PRO FORMA CONDENSED FINANCIAL STATEMENTS

     The following unaudited pro forma condensed financial statements give effect to the acquisition of Viaweb Inc. ("Viaweb") by Yahoo! Inc. ("Yahoo!")
in a transaction to be accounted for as a purchase in accordance with APB Opinion No. 16 (the "Acquisition"). Under the purchase method of accounting, the purchase price is allocated to the assets acquired and liabilities assumed based on their estimated fair values at the date of the Acquisition. Estimates of the fair values of the assets and liabilities of Viaweb have been combined with the recorded values of the assets and liabilities of Yahoo! in the unaudited pro forma condensed financial statements. The pro forma adjustments are preliminary and based on management's estimates and preliminary third-party appraisals of the fair values of the tangible assets acquired. Changes to adjustments included in the unaudited pro forma condensed financial statements are expected as valuations and appraisals of assets and liabilities are completed and as additional information becomes available. Changes based on the final results of valuations and appraisals are not expected to be material. In addition, the results of operations of Viaweb subsequent to March 31, 1998 will affect the allocation of the purchase price. Accordingly, actual amounts will differ from those in the unaudited pro forma condensed financial statements.

     The unaudited pro forma condensed balance sheet has been prepared to reflect the Acquisition as if it occurred on March 31, 1998. The unaudited pro forma condensed statements of operations reflect the results of operations of Yahoo! and Viaweb for the year ended December 31, 1997 and the three months ended March 31, 1998 as if the Acquisition occurred on January 1, 1997.

     The unaudited pro forma condensed financial statements are presented for illustrative purposes only and are not necessarily indicative of the combined financial position or results of operations in future periods or the results that actually would have been realized had Yahoo! and Viaweb been a combined company during the specified periods. The unaudited pro forma condensed financial statements, including the notes thereto, are qualified in their entirety by reference to, and should be read in conjunction with, the historical consolidated financial statements of Yahoo!, included in its Annual Report on Form 10-K for the year ended December 31, 1997 and quarterly report from Form 10-Q for the three months ended March 31, 1998 and the financial statements of Viaweb included elsewhere in this Form 8-K.

                                         UNAUDITED PRO FORMA CONDENSED BALANCE SHEET
                                                    AS OF MARCH 31, 1998
                                                       (IN THOUSANDS)
                                                                     HISTORICAL
                                                             -------------------------
                                                               YAHOO!          VIAWEB
                                                              MARCH 31,       MARCH 31,           PRO FORMA
                                                                1998            1998             ADJUSTMENTS           PRO FORMA
                                                             ----------       ---------          -----------           ---------
ASSETS
Current assets:
  Cash and cash equivalents                                  $   44,977        $    106          $        -          $   45,083
  Short-term investments in marketable securities                71,920               -                   -              71,920
  Accounts receivable, net                                       12,978              49                   -              13,027
  Prepaid expenses and other current assets                       4,764             222                   -               4,986
                                                             ----------        --------          ----------          ----------

       Total current assets                                     134,639             377                   -             135,016

Long-term investments in marketable securities                    7,647               -                   -               7,647
Property and equipment, net                                       8,007             172                   -               8,179
Other assets                                                     10,112              12               4,264  (D)         14,388


       Total                                                 $  160,405        $    561          $    4,264          $  165,230
                                                             ----------        --------          ----------          ----------
                                                             ----------        --------          ----------          ----------

LIABILITIES AND SHAREHOLDERS'
EQUITY (DEFICIT)
Current liabilities:
  Notes payable                                              $        -        $  1,228          $   (1,228) (B)     $        -
  Accounts payable                                                4,906             370                   -               5,276
  Accrued expenses and other current liabilities                 18,238             188               1,750  (A)         20,176
  Deferred revenue                                               10,102               8                   -              10,110
                                                             ----------        --------          ----------          ----------

       Total current liabilities                                 33,246           1,794                 522              35,562

Minority interests in consolidated subsidiaries                     473               -                   -                 473


Shareholders' equity (deficit)                                  126,686          (1,233)             46,809  (A)        129,195
                                                                                                      1,228  (B)
                                                                                                          5  (C)
                                                                                                    (44,300) (D)
                                                             ----------        --------          ----------          ----------

       Total                                                 $  160,405        $    561          $    4,264          $  165,230
                                                             ----------        --------          ----------          ----------
                                                             ----------        --------          ----------          ----------

   See Accompanying Notes to Unaudited Pro Forma Condensed Financial Statements.

                                   UNAUDITED PRO FORMA CONDENSED STATEMENT OF OPERATIONS
                                              YEAR ENDED DECEMBER 31, 1997
                                        (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                                                     HISTORICAL
                                                           -------------------------------
                                                              YAHOO!             VIAWEB
                                                            YEAR ENDED         YEAR ENDED
                                                           DECEMBER 31,       DECEMBER 31,         PRO FORMA
                                                               1997               1997            ADJUSTMENTS       PRO FORMA
                                                           ------------       ------------        -----------       ---------
Net revenues                                                 $   67,411         $      343          $       -      $   67,754
Cost of revenues                                                  9,372                268                  -           9,640
                                                             ----------         ----------          ---------      ----------

       Gross profit                                              58,039                 75                  -          58,114
                                                             ----------         ----------          ---------      ----------

Operating expenses:

  Sales and marketing                                            43,930                863                  -          44,793
  Product development                                            11,138                321              1,421 (E)      12,880
  General and administrative                                      6,472                528                  -           7,000
  Other non-recurring costs                                      25,095                  -                  -          25,095
                                                             ----------         ----------          ---------      ----------

       Total operating expenses                                  86,635              1,712              1,421          89,768
                                                             ----------         ----------          ---------      ----------

Loss from operations                                            (28,596)            (1,637)            (1,421)        (31,654)
Interest income (expense), net                                    4,982               (110)                 -           4,872
Minority interests in operations of consolidated
subsidiaries                                                        727                  -                  -             727
                                                             ----------         ----------          ---------      ----------

       Net loss                                              $  (22,887)        $   (1,747)         $  (1,421)     $  (26,055)
                                                             ----------         ----------          ---------      ----------

Basic and diluted net loss per share                         $    (0.53)                                           $    (0.59) (F)
                                                             ----------                                            ----------
Shares used in computing basic and diluted
  net loss per share                                             43,583                                                43,977
                                                             ----------                                            ----------

   See Accompanying Notes to Unaudited Pro Forma Condensed Financial Statements.

                                  UNAUDITED PRO FORMA CONDENSED STATEMENT OF OPERATIONS
                                           THREE MONTHS ENDED MARCH 31, 1998
                                        (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                                                       HISTORICAL
                                                         -------------------------------
                                                            YAHOO!             VIAWEB
                                                         THREE MONTHS       THREE MONTHS
                                                             ENDED              ENDED
                                                           MARCH, 31          MARCH, 31          PRO FORMA
                                                             1998               1998            ADJUSTMENTS          PRO FORMA
                                                           ---------          ---------         -----------          ---------
Net revenues                                               $   30,206        $       290        $         -          $  30,496
Cost of revenues                                                3,917                 94                  -              4,011
                                                           ----------        -----------        -----------          ---------

       Gross profit                                            26,289                196                  -             26,485
                                                           ----------        -----------        -----------          ---------

Operating expenses:
  Sales and marketing                                          16,096                237                  -             16,333
  Product development                                           4,534                170                355  (E)         5,059
  General and administrative                                    1,992                151                  -              2,143
                                                           ----------        -----------        -----------          ---------

       Total operating expenses                                22,622                558                355             23,535
                                                           ----------        -----------        -----------          ---------

Income (loss) from operations                                   3,667               (362)              (355)             2,950
Interest income (expense), net                                  1,446               (105)                 -              1,341
Minority interests in operations of consolidated
subsidiaries                                                      243                  -                  -                243
                                                           ----------        -----------        -----------          ---------

Income (loss) before income taxes                               5,356               (467)              (355)             4,534
Provision for income taxes                                      1,071                  -                  -              1,071
                                                           ----------        -----------        -----------          ---------

       Net income (loss)                                   $    4,285        $      (467)       $      (355)         $   3,463
                                                           ----------        -----------        -----------          ---------

Net income per share:
  Basic                                                    $     0.10                                                $    0.08 (F)
                                                           ----------                                                ---------
  Diluted                                                  $     0.08                                                $    0.06 (F)
                                                           ----------                                                ---------

Weighted average common shares and equivalents
  used in per share calculation:
     Basic                                                     43,052                                                   43,446
                                                           ----------                                                ---------
     Diluted                                                   53,374                                                   53,814
                                                           ----------                                                ---------

   See Accompanying Notes to Unaudited Pro Forma Condensed Financial Statements.

             NOTES TO UNAUDITED PRO FORMA CONDENSED FINANCIAL STATEMENTS


BASIS OF PRESENTATION:

     Effective June 10, 1998, Yahoo! acquired Viaweb in exchange for acquisition consideration consisting of (i) 393,591 shares of Common Stock issued in exchange for all outstanding shares of Viaweb Common Stock, and (ii) options to purchase 61,126 shares of Yahoo! Common Stock in exchange for all outstanding options to purchase Viaweb Common Stock. The Acquisition will be accounted for as a purchase. Under the purchase method of accounting, the purchase price is allocated to the assets acquired and liabilities assumed based on their estimated fair values at June 5, 1998, the date of the acquisition. Estimates of the fair values of the assets and liabilities of Viaweb have been combined with the recorded values of the assets and liabilities of Yahoo! in the unaudited pro forma condensed financial statements.

PRO FORMA ADJUSTMENTS (IN THOUSANDS):

(A) To record the consideration issued by Yahoo! to consummate the Acquisition. Acquisition consideration consisted of the following:

Yahoo! Common Stock and options to purchase Yahoo! Common Stock      $   46,809
Acquisition expenses                                                      1,750
                                                                     ----------

                                                                     $   48,559
                                                                     ----------
                                                                     ----------

(B) To reflect the conversion, effective upon the Acquisition, of $1,228 of Viaweb convertible notes payable into Viaweb Common Stock. Interest associated with the convertible notes was not material for any period presented.

(C)  To eliminate the historical stockholders' deficit of Viaweb.

(D) To record the excess of the acquisition price over the fair value of assets and liabilities of $48,564. The book value of tangible assets acquired and liabilities are assumed to approximate fair value.

              Total purchase price                                         $  48,559
              Fair value of tangible assets acquired                            (561)
              Fair value of liabilities assumed                                  566
                                                                           ---------

                                                                           $  48,564
                                                                           ---------
                                                                           ---------

              The purchase price is allocated based on preliminary estimates, as follows:

              In-process research and development                          $  44,300
              Acquired technology and other intangible assets
                  (estimated useful life of three years)                       4,264
                                                                           ---------

                                                                           $  48,564
                                                                           ---------
                                                                           ---------

            NOTES TO UNAUDITED PRO FORMA CONDENSED FINANCIAL STATEMENTS

          Management estimates, based on preliminary third-party appraisals, that $44,300 of the purchase price represents purchased in-process research and development that has not yet reached technological feasibility and has no alternative future use. This amount will be expensed as a non-recurring charge upon consummation of the acquisition. This amount has been reflected as a reduction to shareholders' equity and has not been included in the pro forma combined statement of income due to its non-recurring nature.

(E) To record amortization of purchased technology and other intangible assets over a useful life of three years.

(F) Basic pro forma earnings per share is computed using the weighted average number of Yahoo! common shares outstanding during the period plus shares of Common Stock assumed to be issued as part of the acquisition. Diluted pro forma earnings per share is computed using the weighted average number of common and common equivalent shares outstanding during the period plus shares of Common Stock and common equivalent shares assumed to be issued as part of the acquisition. Common equivalent shares consist of the incremental common shares issuable upon the exercise of stock options and warrants (using the treasury stock method). Common equivalent shares are excluded from the computation if their effect is antidilutive. Shares and options issued pursuant to the Acquisition are assumed outstanding at the beginning of the period.

          (c)  EXHIBITS.

               2.1 Agreement and Plan of Merger dated June 4, 1998 by and among Yahoo! Inc., XY Acquisition Corporation, and
                         Viaweb Inc.


                                      SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                   YAHOO! INC.


Date:  June 12, 1998               By:  /s/GARY VALENZUELA
                                      -----------------------------------
                                      Gary Valenzuela
                                      Senior Vice President, Finance and
                                      Administration, and Chief Financial
                                      Officer

                                     YAHOO! INC.

                                  INDEX TO EXHIBITS



Exhibit Number                        Description
--------------                        -----------
     2.1       Agreement and Plan of Merger dated June 4, 1998 by and among
               Yahoo! Inc., XY Acquisition Corporation, and Viaweb Inc.